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                                                                     EXHIBIT 4.7

                              RENT-A-CENTER, INC.,
                                   as Issuer,

                          the GUARANTORS named herein,
                                 as Guarantors,

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of April 26, 2004

                                       to

                                    INDENTURE

                             Dated as of May 6, 2003

                                     between

                         RENT-A-CENTER, INC., as Issuer,

                  the GUARANTORS named therein, as Guarantors,

                                       and

                        THE BANK OF NEW YORK, as Trustee

                                  $300,000,000
                                    SERIES B
                    7 1/2% SENIOR SUBORDINATED NOTES DUE 2010

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         This SECOND SUPPLEMENTAL INDENTURE, dated as of April 23, 2004, is entered into by and among Rent-A-Center, Inc., a Delaware corporation (the "COMPANY"), Rent-A-Center East, Inc., a Delaware corporation ("RAC EAST"), ColorTyme, Inc., a Texas corporation ("COLORTYME"), Rent-A-Center West, Inc., a Delaware corporation ("RAC WEST"), Get It Now, LLC, a Delaware limited liability company ("GET IT NOW"), Rent-A-Center Texas, L.P., a Texas limited partnership ("RAC TEXAS, LP"), Rent-A-Center Texas, L.L.C., a Nevada limited liability company ("RAC TEXAS, LLC"), Rent-A-Center International, Inc., a Delaware corporation ("RAC INTERNATIONAL"), Rent-A-Center Addison, L.L.C., a Delaware limited liability company ("RAC ADDISON"), RAC National Product Service, LLC, a Delaware limited liability company ("RAC NATIONAL"), and The Bank of New York, a New York banking corporation, as Trustee (the "TRUSTEE").

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 6, 2003, as supplemented by the First Supplemental Indenture, dated December 4, 2003, by and among the Company, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison and the Trustee (the "INDENTURE"), providing for the issuance of its 7 1/2% Series B Senior Subordinated Notes due 2010 (the "NOTES"); and

         WHEREAS, RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International and RAC Addison are currently Guarantors under the Indenture; and

         WHEREAS, RAC East has formed RAC National as a wholly-owned subsidiary; and

         WHEREAS, in connection with the formation of RAC National, certain assets previously held by RAC East, RAC West and RAC Texas, LP will be transferred to RAC National (the "TRANSFER"); and

         WHEREAS, the Company has designated RAC National as a Restricted Subsidiary under the Indenture to be effective immediately upon the Transfer; and

         WHEREAS, pursuant to Section 1009, 1012 and 1017 of the Indenture, the Transfer is permitted under the Indenture; and

         WHEREAS, pursuant to Section 1020 of the Indenture, the addition of RAC National as a Guarantor is required under the Indenture; and

         WHEREAS, in consideration, in part, for the Transfer, RAC National has agreed to become a Guarantor by guaranteeing the obligations of the Company under the Indenture in accordance with the terms thereof; and

         WHEREAS, RAC National has been duly authorized to enter into, execute and deliver this Second Supplemental Indenture.

         NOW, THEREFORE, for and in consideration of the premises and covenants and agreements contained herein and other good and valuable consideration, the receipt and

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sufficiency of which are hereby acknowledged, the Company, RAC East, ColorTyme,
RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International, RAC Addison, RAC National and the Trustee agree as follows:

SECTION 1. Capitalized terms used herein but not defined herein shall have the meaning provided in the Indenture.

SECTION 2. The Trustee hereby consents to the Transfer and to the addition of RAC National as an additional Guarantor under the Indenture. Simultaneously with the Transfer (the "EFFECTIVE TIME"), RAC National shall become, and each of RAC East, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC International and RAC Addison shall continue to be, a "Guarantor" under and as defined in the Indenture, and at the Effective Time, RAC National shall assume all the obligations of a Guarantor under the Notes and the Indenture as described in the Indenture. RAC National hereby unconditionally guarantees the full and prompt payment of the principal of, premium, if any, and interest on the Notes and all other obligations of the Issuer and the Guarantors under the Indenture in accordance with the terms of the Notes and the Indenture.

SECTION 3. Except as expressly supplemented by this Second Supplemental Indenture, the Indenture and the Notes issued thereunder are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants and agreements of the Indenture and Notes issued thereunder shall remain in full force and effect.

SECTION 4. This Second Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.

SECTION 5. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.

SECTION 6. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Supplemental Indenture may refer to the Indenture without making specific reference to this Second Supplemental Indenture, but nevertheless all such references shall include this Second Supplemental Indenture unless the context otherwise requires.

SECTION 7. This Second Supplemental Indenture shall be deemed to have become effective upon the date first above written.

SECTION 8. In the event of a conflict between the terms of this Second Supplemental Indenture and the Indenture, this Second Supplemental Indenture shall control.

SECTION 9. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, RAC East,

                                     - 3 -
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ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC, RAC
International, RAC Addison and RAC National.

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         IN WITNESS WHEREOF, the parties have caused this Second Supplemental
Indenture to be duly executed as of the day and year first above written.

THE BANK OF NEW YORK,
as Trustee

By:    /s/ Van K. Brown
   ----------------------
Name:  Van K. Brown
Title: Vice President

                                     RENT-A-CENTER, INC.

                                     By:    /s/ Mitchell E. Fadel
                                        --------------------------------------
                                        Mitchell E. Fadel
                                        President and Chief Operating Officer

                                     RENT-A-CENTER EAST, INC.

                                     By:    /s/ Mitchell E. Fadel
                                        --------------------------------------
                                        Mitchell E. Fadel
                                        Vice President

                                     COLORTYME, INC.

                                     By:    /s/ Mitchell E. Fadel
                                        --------------------------------------
                                        Mitchell E. Fadel
                                        Vice President

                                     RENT-A-CENTER WEST, INC.

                                     By:    /s/ Mitchell E. Fadel
                                        --------------------------------------
                                        Mitchell E. Fadel
                                        Vice President

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                                     GET IT NOW, LLC

                                     By:    /s/ Mitchell E. Fadel
                                        ----------------------------------
                                        Mitchell E. Fadel
                                        Vice President

                                     RENT-A-CENTER TEXAS, L.P.

                                     By:    Rent-A-Center East, Inc,
                                            its general partner

                                            By:    /s/ Mitchell E. Fadel
                                               ---------------------------
                                               Mitchell E. Fadel
                                               Vice President

                                     RENT-A-CENTER TEXAS, L.L.C.

                                     By:    /s/ James Ashworth
                                        ----------------------------------
                                        James Ashworth
                                        President and Secretary

                                     RENT-A-CENTER INTERNATIONAL, INC.

                                     By:    /s/ Mitchell E. Fadel
                                        ----------------------------------
                                        Mitchell E. Fadel
                                        Vice President

                                     RENT-A-CENTER ADDISON, L.L.C.

                                     By:    /s/ Mitchell E. Fadel
                                        ----------------------------------
                                        Mitchell E. Fadel
                                        Vice President

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                                     RAC NATIONAL PRODUCT SERVICE, LLC

                                     By:    /s/ Mitchell E. Fadel
                                        ----------------------------------
                                        Mitchell E. Fadel
                                        Vice President

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